                SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

                  THIS AMENDMENT is made as of this 14th day of March, 1997, by and between LAROCHE INDUSTRIES INC., a Delaware corporation ("Borrower"), NATIONSBANK, N.A. (SOUTH), DEPOSIT GUARANTY NATIONAL BANK and HIBERNIA NATIONAL BANK (collectively, "Lenders") and NATIONSBANK, N.A. (SOUTH), in its capacity as the Agent for the Lenders ("Agent").

                               STATEMENT OF FACTS

                  Agent, Lenders and Borrower are parties to that certain Credit Agreement, dated as of August 17, 1994, as amended through the date hereof (the "Credit Agreement"), pursuant to which Lenders have agreed to make one or more loans from time to time to the Borrower in accordance with the terms and conditions thereof. Agent, Lenders and Borrower desire to modify the Credit Agreement in certain respects in accordance with the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Agent and Lenders do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

                               STATEMENT OF TERMS

                  1. AMENDMENTS OF CREDIT AGREEMENT. Subject to the fulfillment of the conditions precedent to the effectiveness of this Amendment which are set forth below, the Credit Agreement shall be amended from and after this date as follows:

                  (a) Section 1.01 of the Credit Agreement shall be amended by adding thereto the following new definitions:

                           "Additional Loans" shall mean, collectively, the
                  advances made by the Lenders to the Borrower pursuant to
                  Section 2.04 hereof.

                           "Additional Loan Commitment" shall mean, at any time
                  and for any Lender, the amount of its Additional Loan Commitment in effect at such time as shown on Annex I attached hereto (as such Annex may be amended from time to time) and as such commitment may be reduced pursuant to
                  Section 2.03 hereof or pursuant to Annex I hereto.

                           "Additional Loan Commitment Expiration Date" shall
                  mean May 31, 1997, as such date may be extended, accelerated or amended from time to time pursuant to the terms of this Agreement.

                           "Additional Loan Notes" shall mean the Additional
                  Loan Notes issued by the Borrower and payable to the order of the Lenders as evidence of the Additional Loans, each in the form of Exhibit A-1 attached hereto, and any extensions, renewals, modifications or replacements thereof or therefor.

                           "Additional Loan Period" shall mean the period of
                  time which runs from the date of the Second Amendment until the Additional Loan Commitment Expiration Date.

                           "Second Amendment" shall mean the Second Amendment
                  of Credit Agreement and Waiver, dated as of March 14, 1997, among the Agent, the Lenders and the Borrower.

                           "Total Additional Loan Commitments" shall mean, at
                  any time, the sum of all of the Lenders' Additional Loan Commitments as then in effect.

                           "Total Loan Commitments" shall mean, at any time,
                  the sum of all of the Lender's Revolving Loan Commitments and Additional Loan Commitments as then in effect.

                  (b) Section 1.01 of the Credit Agreement shall be further amended by deleting the definitions of the terms "Commitment Fees", "Current Liabilities", "Loans", "Notes", "Pro Rata Share" and "Required Lenders" and by substituting in lieu thereof the following new definitions of such terms:

                           "Commitment Fees" shall mean the fees required to be
                  paid by the Borrower to the Lenders pursuant to Section 4.04(b) and Section 4.04(e) hereof.

                           "Current Liabilities" shall mean, as of any date,
                  the amount at which all of the current liabilities of a Person should be shown on a balance sheet of such Person in accordance with GAAP, all as determined on a consolidated basis; provided however, that the term "Current Liabilities" shall specifically exclude Obligations owing by Borrower under the Notes.

                           "Loans" shall mean, collectively, the Revolving Loans
                  and the Additional Loans.

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                           "Notes" shall mean, collectively, the Revolving Loan
                  Notes and the Additional Loan Notes.

                           "Pro Rata Share" shall mean, when used with
                  reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be the amount of such Lender's Revolving Loan Commitment or Additional Loan Commitment (as the case may be) on such date and the denominator of which shall be the sum of the Total Revolving Loan Commitments or Total Additional Loan Commitments (as the case may be) of all of the Lenders on such date, and if any of such loan commitments have been terminated such term shall mean an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be the aggregate unpaid principal balance of all of such Loans owing to such Lender as of such date and the denominator of which shall be the aggregate unpaid principal balance of all of such Loans owing to all of the Lenders as of such date.

                           "Required Lenders" shall mean, at any time, Lenders
                  holding, in the aggregate, not less than sixty-six and two-thirds percent (66-2/3%) of the aggregate dollar amount of the Total Loan Commitments then in effect, and if each of the Revolving Loan Commitments and the Additional Loan Commitments have expired or have been terminated, such term shall mean Lenders holding, in the aggregate, not less than sixty-six and two-thirds percent (66-2/3%) of the then aggregate unpaid principal balance of the Obligations then outstanding.

                  (c) Section 1.01 of the Credit Agreement shall be further amended by deleting the phrase "Total Revolving Loan Commitments" in the definition of the term "Borrowing Base" in and by substituting in lieu thereof the phrase "Total Loan Commitments".

                  (d) Section 1.01 of the Credit Agreement shall be further amended by adding to the end of the definition of the term "Interest Period" the following new sentence:

                  In addition, Borrower shall not be entitled to select any Interest Periods for Additional Loans which extend beyond the Additional Loan Commitment Expiration Date.

                  (e) Section 2.01(a) of the Credit Agreement shall be deleted in its entirety and the following new Section 2.01(a) shall be substituted in lieu thereof:

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                           (a)      Subject to the terms and conditions set
                  forth in this Agreement, each Lender severally agrees, upon the Borrower's request, to advance to the Borrower, from time to time during the Revolving Loan Period, Revolving Loans in an aggregate principal amount outstanding at any one time not to exceed such Lender's Revolving Loan Commitment as in effect at such time; provided, however, that the Lenders shall not be obligated hereunder to make Revolving Loans at any time if the sum of the aggregate principal balance of the Revolving Loans then outstanding plus the aggregate principal balance of the Additional Loans then outstanding plus the aggregate Stated Amount of all Letters of Credit then outstanding plus the aggregate principal balance of all Reimbursement Obligations then outstanding exceeds, or would exceed with the making of any such Revolving Loan, the Borrowing Base then in effect and provided, further however, that no Lender shall be obligated hereunder to make Revolving Loans in excess of such Lender's Revolving Loan Commitment. The Borrower shall be entitled to borrow, prepay and reborrow the Revolving Loans from time to time during the Revolving Loan Period in accordance with the provisions of this Agreement.

                  (f) Section 2.03 of the Credit Agreement shall be deleted in its entirety and the following new Section 2.03 shall be substituted in lieu thereof:

                           SECTION 2.03. TOTAL LOAN COMMITMENTS; REDUCTIONS
                   IN REVOLVING LOAN COMMITMENTS AND ADDITIONAL LOAN
                   COMMITMENTS.

                           (a) If at any time the sum of the aggregate outstanding principal amount of all of the Revolving Loans plus the aggregate principal amount of all of the Additional Loans plus the aggregate Stated Amount of all outstanding Letters of Credit plus the aggregate outstanding principal amount of all the Reimbursement Obligations shall exceed the Borrowing Base then in effect, Borrower shall immediately upon receipt of notice from the Agent, or immediately upon the Borrower's otherwise acquiring notice thereof, prepay the Revolving Loans, prepay the Additional Loans, pay the Reimbursement Obligations or cause the reduction or cancellation of such of the Letters of Credit to the extent necessary to eliminate such excess or, if such payment or prepayment, reduction or cancellation does not eliminate such excess, cause to be deposited with the Agent Cash Collateral in an amount equal to such excess and in which the Agent is granted a first-priority Lien for the benefit of the Lenders,

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                  to secure the Obligations pursuant to documentation in form and substance satisfactory to the Agent. If at any time the sum of the aggregate outstanding principal balance of the Revolving Loans plus the aggregate outstanding principal balance of the Additional Loans plus the aggregate Stated Amount of all of the outstanding Letters of Credit plus the sum of the aggregate outstanding principal balance of the Reimbursement Obligations should exceed the Borrowing Base then in effect, such excess nevertheless shall constitute Obligations that are evidenced by the Credit Documents, secured by the Collateral and otherwise entitled to all benefits and security of this Agreement and the other Credit Documents.

                           (b) Upon at least thirty (30) days prior to written notice to the Agent and each Lender, Borrower may, at its option at any time during the term of this Agreement, terminate the Revolving Loan Commitments, the Additional Loan Commitments, or both, in full or reduce all of the Revolving Loan Commitments, Additional Loan Commitments, or both, in increments of $100,000 each; provided, however, that (i) the amount of any such partial reduction shall be applied to all of the Lenders' Revolving Loan Commitments based on each Lender's Pro Rata Share of the Total Revolving Loan Commitments, in the case of any partial reduction of the Total Revolving Loan Commitments, or to all of the Lenders' Additional Loan Commitments based on each Lender's Pro Rata Share of the Total Additional Loan Commitments, in the case of any such partial reduction of the Total Additional Loan Commitments, (ii) the sum of the aggregate outstanding principal balance of all of the Revolving Loans, the Additional Loans and the Reimbursement Obligations plus the aggregate Stated Amount of all outstanding Letters of Credit shall not exceed the reduced total amount of the Total Loan Commitments after giving effect to any such reduction or termination (and Borrower shall immediately prepay any Revolving Loans, prepay any Additional Loans, pay any Reimbursement Obligations, cause the reduction or cancellation of any outstanding Letters of Credit or deposit Cash Collateral with the Agent to the extent necessary to eliminate such excess), (iii) if any such termination or reduction would require that any LIBOR Advance be prepaid prior to the end of its then-current Interest Period, Borrower shall pay any additional amount due under Section 4.05(e)(ii) hereof, and (iv) any such termination or reduction shall be irrevocable. In the event any such termination or reduction is made by Borrower in accordance with this Section, the Agent will issue to Borrower and each Lender a revised Annex I to this Agreement reflecting such termination or reduction, which revised Annex I shall supersede and


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                  replace the prior version thereof and shall be substituted by each party in lieu thereof.

                  (g) The following new Section 2.04 and Section 2.05 shall be added to the Credit Agreement:

                           SECTION 2.04.    ADDITIONAL LOAN COMMITMENTS.

                           (a)      Subject to and upon the terms and
                  conditions set forth in this Agreement (including the terms and conditions of Section 5.05 hereof), each Lender severally agrees, upon the Borrower's request, to advance to the Borrower, from time to time during the Additional Loan Period, Additional Loans in an aggregate principal amount outstanding at any one time not to exceed such Lender's Additional Loan Commitment as in effect at such time; provided, however, that the Lenders shall not be obligated hereunder to make Additional Loans at any time if the sum of the aggregate principal balance of the Additional Loans then outstanding plus the aggregate principal balance of the Revolving Loans outstanding plus the aggregate Stated Amount of all Letters of Credit then outstanding plus the aggregate principal balance of all Reimbursement Obligations then outstanding exceeds, or would exceed with the making of any such Additional Loan, the Borrowing Base then in effect and provided, further however that no Lender shall be obligated hereunder to make Additional Loans in excess of such Lender's Additional Loan Commitment. The Borrower shall be entitled to borrow, prepay and reborrow Additional Loans from time to time during the Additional Loan Period in accordance with the provisions of this Agreement.

                           (b) The proceeds of the Additional Loans shall be used solely to finance the working capital and general corporate needs of the Borrower and its Subsidiaries.

                           (c) Each Lender's and the Agent's respective obligations to make Additional Loans hereunder shall expire on the Additional Loan Commitment Expiration Date. The Additional Loan Commitment Expiration Date may be extended with the express prior written consent of the Lenders holding 100% of the Total Additional Loan Commitments but in no event shall the Additional Loan Commitment Expiration Date be extended beyond the Revolving Loan Commitment Expiration Date.

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                           SECTION  2.05. ADDITIONAL LOAN NOTES; REPAYMENT OF
                  PRINCIPAL AND INTEREST.

                           (a) The Borrower's obligation to pay to each Lender the principal of and interest on the Additional Loans made by such Lender shall be evidenced by the records of the Agent and such Lender and by the Additional Loan Note payable to such Lender.

                           (b) Accrued interest on the portion of each Lender's Additional Loans consisting of Prime Rate Advances or Monthly Rate Advances shall be payable to such Lender in arrears on the first (1st) day of each calendar month, commencing with the month following the month in which such Lender's initial Additional Loan is made, and continuing to be due on the first (1st) day of each month thereafter, and accrued interest on the portion of each Lender's Additional Loans consisting of LIBOR Advances shall be payable to such Lender in arrears on the last day of each Interest Period applicable thereto (and, in the case of any LIBOR Advance having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period), and in all cases accrued interest on each Lender's Additional Loans also shall be payable to such Lender on the Additional Loan Commitment Expiration Date.

                           (c) In addition to any principal reduction which may be required at any time under Section 2.03(a) hereof, and subject to any acceleration of maturity pursuant to Section 9.02 hereof, the aggregate principal balance of each Lender's Additional Loans shall be due and payable in full on the Additional Loan Commitment Expiration Date.

                  (h) Section 3.01(a) of the Credit Agreement shall be amended by deleting clause (iv) thereof and by substituting in lieu thereof the following new clause (iv):

                           (iv) No Letter of Credit shall be issued if, after giving effect to such issuance, (i) the sum of the aggregate Stated Amount of all Letters of Credit then outstanding plus the aggregate principal amount of all Revolving Loans, Additional Loans and Reimbursement Obligations then outstanding would exceed the Borrowing Base in effect at such time or (ii) the sum of the aggregate Stated Amount of all Letters of Credit then outstanding plus the aggregate principal amount of all Revolving Loans and Reimbursement Obligations then outstanding would exceed the

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                  lesser of the Total Revolving Loan Commitments or the
                  Borrowing Base in effect at such time. All Letters of Credit shall count against Borrower's availability under the Revolving Loan facility. In no event shall any Letter of Credit be issued under the Additional Loan facility.

                  (i) Section 4.01 of the Credit Agreement shall be amended by adding to the end thereof the following new sentence:

                  In addition, each Notice of Borrowing shall specify whether the requested Loan is a Revolving Loan or an Additional Loan.

                  (j) Section 4.02(b) of the Credit Agreement shall be amended by deleting the phrase "Revolving Loan Commitment" and by substituting in lieu thereof the phrase "Revolving Loan Commitment or Additional Loan Commitment".

                  (k) Section 4.02(d) of the Credit Agreement shall be deleted in its entirety and the following new subsection (d) shall be substituting in lieu thereof:

                           (d) All Advances of Revolving Loans under this Agreement shall be made by the Lenders on the basis of their Pro Rata Shares of the Total Revolving Loan Commitments and all advances of Additional Loans under this Agreement shall be made by the Lenders on the basis of their Pro Rata Shares of the Total Additional Loan Commitments.

                  (l) Section 4.03(d) of the Credit Agreement shall be deleted in its entirety and the following new subsection 4.03(d) shall be substituted in lieu thereof:

                           (d) Each Lender's Pro Rata Share of any Loan outstanding at any one time shall bear interest at the same rate or rates as then in effect with respect to all other Lenders' Pro Rata Shares of such Loans.

                  (m) Section 4.04 of the Credit Agreement shall be amended by adding the following new subsection (e) thereto:

                           (e) In consideration of the Lenders making their Additional Loan Commitments hereunder available to the Borrower, the Borrower agrees to pay to the Agent (for the account of and distribution to the Lenders in accordance with their respective Pro Rata Shares) a non-refundable Commitment Fee from the date of the Second Amendment until the date all of the Additional Loan Commitments are terminated in full pursuant to this Agreement,


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                  computed on the daily average unused portion of the
                  Additional Loan Commitments in effect during the period for which such payment is made (and as such Additional Loan Commitments may be reduced pursuant to this Agreement), at the rate per annum of one-eighth of one percent (0.125%). Such Commitment Fees shall be payable by the Borrower to the Agent (as aforesaid) quarterly in arrears commencing on April 1, 1997 and continuing to be due on the first (1st) day of each calendar quarter thereafter so long as any of the Additional Loan Commitments are in effect as well as on the date on which all of the Additional Loan Commitments are terminated in full pursuant to this Agreement.

                  (n) Section 4.14 of the Credit Agreement shall be amended by deleting the phrase "Revolving Loan Commitments" and substituting in lieu thereof the phrase "Revolving Loan Commitments, Additional Loan Commitments".

                  (o) Article V of the Credit Agreement shall be amended by adding the following new Section 5.05 thereto:

                           SECTION 5.05. ADDITIONAL CONDITIONS PRECEDENT TO THE
                  MAKING OF ADDITIONAL LOANS. At the time of (and after giving effect to) the making of any Additional Loan hereunder, the following conditions shall have been satisfied and shall exist:

                           (a) the making of such Additional Loan shall be permitted by the terms of the Subordinated Note Indenture; and

                           (b) the chief financial officer of the Borrower shall have delivered to the Agent a certificate in the form of Exhibit J attached hereto, certifying, among other things, that the requested Additional Loan shall be permitted under the terms of the Subordinated Note Indenture and shall constitute "Senior Indebtedness" thereunder.

                  (p) Article VI of the Credit Agreement shall be amended by adding thereto the following new Section 6.22:

                           SECTION 6.22. Borrower represents and warrants to
                  Lenders that (i) all Indebtedness evidenced by the Revolving Loans shall be deemed to be "Permitted Indebtedness" under
                  Section 1008(b)(i) of the Subordinated Note Indenture, (ii) all Additional Loans shall be permitted by Section 1008(a) of the Subordinated Note Indenture or Section 1008(b)(ix) of the Subordinated Note Indenture, and (iii) all Loans shall constitute "Senior Indebtedness" under the Subordinated Note Indenture.

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

                  (q) Section 8.08 of the Credit Agreement shall be deleted in its entirety and the following Section 8.08 shall be substituted in lieu thereof:

                           SECTION 8.08. USE OF PROCEEDS. Borrower shall not
                  use (or permit to be used) the proceeds of any of the Revolving Loans, the Additional Loans or the Letters of Credit for any purpose other than as and to the extent permitted by Section 2.01(b), Section 2.04 or Section 3.01(a)(iii) hereof, respectively.

                  (r) Article VIII of the Credit Agreement shall be amended by adding thereto the following new Section 8.11.

                           SECTION 8.11. INDEBTEDNESS. Borrower will not, and
                  will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except (i) Indebtedness evidenced by or arising under the Credit Agreement or any of the other Credit Documents, (ii) Indebtedness in existence on the date hereof, (iii) Capitalized Lease Obligations, (iv) Indebtedness of the Borrower or any Subsidiary as an account party for any letter of credit issued by any financial institution if such letter of credit is issued solely as security for performance or payment by the Borrower or such Subsidiary under any contract which is not otherwise prohibited by this Agreement and which has been entered into in the ordinary course of business of the Borrower or such Subsidiary, and (v) renewals and extensions of any of the Indebtedness described in clauses (i) through (iv) above provided that the original principal amount thereof is not increased.

                  (s) Section 11.05(b)(ii) of the Credit Agreement shall be amended by deleting the phrase "Revolving Loan Commitments" and by substituting in lieu thereof the phrase "Revolving Loan Commitments or Additional Loan Commitments, as the case may be,".

                  (t) Section 11.05(e), (f) and (g) of the Credit Agreement shall be amended by (i) deleting the phrase "Revolving Loan Commitment" and by substituting in lieu thereof the phrase "Revolving Loan Commitment or Additional Loan Commitment" and (ii) deleting the phrase "Revolving Loan Commitment Expiration Date" and by substituting in lieu thereof the phrase "Revolving Loan Commitment Expiration Date or Additional Loan Commitment Expiration Date".

                  (u) Section 11.08(a) of the Credit Agreement shall be amended by (i) deleting the phrase "Revolving Loan Commitment" and by substituting in lieu thereof the phrase "Revolving Loan Commitment or Additional Loan Commitment", (ii) deleting the phrase "Revolving Loan Commitment Expiration Date" and by substituting in lieu thereof the phrase

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

"Revolving Loan Commitment Expiration Date or Additional Loan Commitment Expiration Date and (iii) adding to the end thereof the following new sentence:

                  In addition, notwithstanding anything herein to the contrary, Lenders holding 100% of the Total Additional Loan Commitments may (i) waive any of the conditions specified in Section 5.05 hereof, (ii) decrease any of the Additional Loan Commitments,
                  (iii) reduce the principal of, or interest on, any of the Additional Loans or Additional Loan Commitments, (iv) extend the Additional Loan Commitment Expiration Date but in no event shall the Additional Loan Commitment Expiration Date be extended beyond the Revolving Loan Commitment Expiration Date, (v) postpone any date fixed for the payment of any principal, interest or fees due under or with respect to the Additional Loans or the Additional Loan Commitments or (vi) change the percentage of any of the Additional Loan Commitments or the aggregate unpaid principal amount of the Additional Loans; provided, however that all such amendments, waivers or consents shall not be effective unless in writing and signed by the Agent and the Lenders holding 100% of the Total Additional Loan Commitments.

                  (v) The Credit Agreement shall be amended by deleting Annex I, Exhibit F and Exhibit H thereto and by substituting in lieu thereof the new Annex I, Exhibit F and Exhibit H attached hereto and which is herein incorporated by this reference.

                  (w) The Credit Agreement shall be amended by adding thereto Exhibit A-1 and Exhibit J attached hereto.

                  2. WAIVER. Borrower has requested that Lenders waive the restrictions and prohibitions set forth in Section 8.03 of the Credit Agreement so as to permit LaRoche Air Systems, Inc., a wholly-owned subsidiary of Borrower ("LASI"), to convey all or substantially all of its assets and/or rights therein (the "Conveyance") to a joint venture, in the form of a newly formed Delaware corporation, of which LASI shall be a 50% holder of the Voting Stock. Subject to the terms and conditions set forth in the immediately succeeding sentence, the Agent and the Lenders hereby waive the restrictions and prohibitions set forth in Section 8.03 of the Credit Agreement with respect to the Conveyance so as to permit LASI to consummate the same without causing Borrower to be in violation of such Section 8.03. The Agent's and the Lenders' consent to the Conveyance is subject to the following: (i) on the date that the Conveyance is consummated, and after giving effect thereto, all representations and warranties of the Borrower in the Credit Agreement and the other Credit Documents shall be true, correct and complete in all material respects and (ii) after giving effect to the waiver to be effected hereby, no Default or Event of Default shall be caused by the consummation of the Conveyance.


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

                  3. NO OTHER AMENDMENTS OR WAIVER. Except for the amendments and waiver expressly set forth and referred to in Section 1 and
Section 2 above, the Credit Agreement shall remain unchanged and in full force and effect. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Borrower's indebtedness or other indebtedness to the Lender under or in connection with the Credit Agreement (collectively, the "Obligations") or to modify, affect or impair the perfection or continuity of Lender's security interests in, security titles to or other liens on any collateral for the Obligations.

                  4. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Amendment, the Borrower does hereby warrant, represent and covenant to Lender that: (a) each representation or warranty of the Borrower set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period and except as otherwise disclosed on Schedule 1 attached hereto), and no Default or Event of Default has occurred and is continuing as of this date under the Credit Agreement as amended by this Amendment; and (b) Borrower has the power and is duly authorized to enter into, deliver and perform this Amendment and this Amendment is the legal, valid and binding obligation of Borrower enforceable against it in accordance with its terms.

                  5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT. The effectiveness of this Amendment and the amendments and waiver provided in Section 1 and Section 2 above are subject to (a) the truth and accuracy in all material respects of the representations and warranties of the Borrower contained in Section 4 above and (b) the Agent's receipt of the following documents in form and substance satisfactory to the Agent: (i) one or more counterparts of this Amendment duly executed and delivered by the Borrower and the Lenders; (ii) an Additional Loan Note payable to the order of each of NationsBank, N.A. (South) and Hibernia National Bank in the amount of its Additional Loan Commitment as shown on the revised Annex I attached hereto and duly executed and delivered by Borrower; (iii) an Additional Loan Request Certificate of the Borrower in the form of Exhibit J attached hereto duly executed and completed by Borrower and (iv) a Certificate of the Borrower substantially in the form and substance satisfactory to Lenders.

                  6. AGENT EXPENSES. Without limiting its obligations under the Credit Agreement, the Borrower agrees to pay on demand all of the Agent's reasonable attorneys' fees and expenses and all other reasonable out-of-pocket costs incurred by the Agent in connection with its evaluation, negotiation, documentation or consummation of this Amendment and the transactions contemplated hereby or thereby.

                  7. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

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

                  8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia applicable to contracts made and performed in such state.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year specified at the beginning hereof.

                                    LAROCHE INDUSTRIES INC.

                                    By:/s/ Harold W. Ingalls
                                       ---------------------------------
                                    Title: CFO & VP
                                          ------------------------------

                                    NATIONSBANK, N.A. (SOUTH), as
                                    Agent and as a Lender

                                    By:/s/ Mark D. Halmrast
                                       ---------------------------------
                                    Title: Vice President
                                          ------------------------------

                                    DEPOSIT GUARANTY NATIONAL
                                    BANK, as a Lender

                                    By:/s/ David L. Castilaw S&P
                                       ---------------------------------
                                    Title: Senior Vice President
                                          ------------------------------

                                    HIBERNIA NATIONAL BANK, as a
                                    Lender

                                    By:/s/ Trudy W. Nelson
                                       ---------------------------------
                                    Title: Vice President
                                          ------------------------------

                                    ANNEX I


                               Lender Information

 1.    Name of Lender:                     NATIONSBANK, N.A.(SOUTH)

       Address for Notices:                600 Peachtree Street, N.E.
                                           21st Floor
                                           Atlanta, Georgia 30308-2213
                                           Attn: Catherine S. Rhodes
                                           Telecopy No.: (404) 607-6484

       Revolving Loan Commitment*:         $20,000,000

       Additional Loan Commitments*:       $ 4,000,000

       Pro Rata Share of the Total
       Revolving Loan Commitments*:        50%

       Pro Rata Share of the Total
       Additional Loan Commitments*:       80%

 2.    Name of Lender:                     DEPOSIT GUARANTY NATIONAL BANK

       Address for Notices:                One Deposit Guaranty Plaza
                                           Jackson, Mississippi 39205
                                           Attn: Gregory Moore, Vice President
                                           Telecopy No.: (601) 354-8412

       Revolving Loan Commitment*:         $12,000,000

       Additional Loan Commitment*:        $0

       Pro Rata Share of the Total
       Revolving Loan Commitments*:        30%

       Pro Rata Share of the Total
       Additional Loan Commitments*:       0%

3.     Name of Lender:                     HIBERNIA NATIONAL BANK

       Address for Notices:                313 Carondelet Street
                                           New Orleans, Louisiana 70130
                                           Attn: Colleen Smith
                                           Telecopy No.: (504) 533-5344

       Revolving Loan Commitment*:         $8,000,000

       Additional Loan Commitment*:        $1,000,000

       Pro Rata Share of the Total
       Revolving Loan Commitments*:        20%

       Pro Rata Share of the Total
       Additional Loan Commitments*:       20%



* Subject to change in accordance with the terms of the within and foregoing Credit Agreement.

                                    ANNEX I

                                   EXHIBIT A-1

                              ADDITIONAL LOAN NOTE

U.S. $_______                                                     March _, 1997

         FOR VALUE RECEIVED, the undersigned LAROCHE INDUSTRIES INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of __________ (herein, together with any subsequent holder hereof, called the "Lender"), the lesser of _____________ MILLION U.S. DOLLARS (U.S.$__________ ) or the aggregate outstanding principal amount of the Additional Loans made to the Borrower by Lender pursuant to the terms of the Credit Agreement referred to below, which principal sum shall be payable (i) on the due date and in the amount set forth in the Credit Agreement or (ii) on any earlier date on which all amounts outstanding under this Additional Loan Note (this "Note") have become due and payable pursuant to the provisions of Article IX of the Credit Agreement. The Borrower likewise promises to pay interest on the outstanding principal balance of each Additional Loan made by the Lender to the Borrower, at such interest rates, payable at such times, and computed in such manner, as are specified in the Credit Agreement in strict accordance with the terms thereof.

         This Note is issued pursuant to, and is one of the Additional Loan Notes referred to in, the Credit Agreement dated as of August 17, 1994, among the Borrower, NationsBank, N.A. (South), as Agent, the Lender, and the other Lenders which are or may become signatories to such Credit Agreement (as the same may be amended from time to time, the "Credit Agreement"), and the Lender is and shall be entitled to all benefits thereof and of all the Credit Documents executed and delivered to the Agent or the Lenders in connection therewith. Terms defined in the Credit Agreement are used herein with the same meaning. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain Events of Default, provisions relating to prepayments on account of principal hereof prior to the maturity hereof, and provisions for post-default interest rates.

         The Borrower agrees to make payments of principal and interest hereon on the dates and in the amounts specified in the Credit Agreement in strict accordance with the terms thereof.

         In case an Event of Default shall occur and be continuing, the principal and all accrued interest of this Note may automatically become, or may be declared, immediately due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable costs and expenses, including reasonable attorneys' fees, actually incurred by Lender in connection with the enforcement by the Lender of any of its rights or remedies under this Note or the Credit Agreement.

         This Note has been delivered in Atlanta, Georgia, and the rights and obligations of the Lender and the Borrower hereunder shall be construed in accordance with and governed by the laws of the State of Georgia (without giving effect to its conflicts of law rules).


                                     A-1-1

         The Borrower expressly waives any presentment, demand, protest or notice in connection with this Note, whether now or hereafter required by applicable law. This Note is intended to be an instrument under seal.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed, sealed and delivered by its duly authorized officers as of the date first above written.

                                                    LAROCHE INDUSTRIES INC.

(CORPORATE SEAL)


Attest

                                                    By:
                                                       ------------------------
---------------------------------                      Title:
Title:                                                       ------------------
      ---------------------------





                                    A-1-2

                                   EXHIBIT F


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

             THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT is made as of

_________________________, 19___, between _________________________________, a
____________________________ (the "Assignor") and _________________________, a
____________________________ (the "Assignee"), which parties, for good and valuable consideration, do hereby agree as follows with reference to the Credit Agreement described below:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to
(i) all of the Assignor's rights and obligations under the Assignor's [Revolving Loan Note/Additional Loan Note/Notes], and all of Assignor's rights and obligations under the Credit Agreement and the Credit Documents relating thereto, (ii) the Assignor's [Revolving Loan Commitments/Additional Loan Commitments/Revolving Loan Commitments and Additional Loan Commitments], [and]
(iii) the Assignor's [Revolving Loans/Additional Loans/Loans], [and (iv) the Assignor's Letter of Credit Interest], all as of the Effective Date (as defined below), constituting as of such Effective Date an interest equal to [___ % of the Assignor's Revolving Loan Commitments, Letter of Credit Interest and Revolving Loans outstanding on the Effective Date [and] ____ % of the
Assignor's Additional Loan Commitments and Additional Loans outstanding on the Effective Date].

         2. The Assignor: (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is, to the best of the Assignor's knowledge, free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Credit Documents; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of its obligations under the Credit Agreement or the other Credit Documents.

         3. The Assignee: (i) has received a copy of the Credit Agreement, the Assignor's [Revolving Loan Note/Additional Loan Note] and the Security Documents, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement;
(ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other Credit Documents; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its address and telecopier number for notices the address and telecopier number set forth beneath its name on the signature pages hereof.


         4. The effective date for this Assignment and Acceptance Agreement shall be _____, 19___ (the "Effective Date"), which date is no less than five
(5) Business Days after the date hereof. Following the execution of this Assignment and Acceptance Agreement, it will be delivered to the Borrower and to the Agent for acceptance by the Borrower and the Agent pursuant to
Section 11.05 of the Credit Agreement.

         5. As of the Effective Date, and upon acceptance by the Assignee, to the extent provided in this Assignment and Acceptance Agreement and to the extent of the rights assigned hereunder, (i) the Assignee shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder for the benefit of the Borrower, the other Lenders and the Agent; (ii) the Assignee shall enjoy the benefits of the Credit Documents; and (iii) the Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the [Revolving Loan Note/Additional Loan Note] in respect (and to the extent) of the interest assigned hereby (including, and without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the [Revolving Loan Note/Additional Loan Note] for periods prior to the Effective Date directly between themselves.

         7. All terms used in this Assignment and Acceptance Agreement and not otherwise defined herein shall have the meanings given those terms in the Credit Agreement (the "Credit Agreement"), dated as of August 17, 1994, among LaRoche Industries Inc., NationsBank, N.A. (South), acting in its capacity as Agent, and the banks and other lending institutions which are or may become Lenders as provided in such Credit Agreement, as said agreement may be amended, supplemented or restated from time to time.

         8. This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia (without giving effect to its conflicts of law rules).

         IN WITNESS WHEREOF, the Assignor and Assignee have caused their respective duly authorized officers to execute this Assignment and Acceptance Agreement on their behalf as of the day and year first above set forth.


                                               [ASSIGNOR)


                                                By:
                                                   ----------------------------
                                                   Title:
                                                         ----------------------


                                                [ASSIGNEE]


                                                By:
                                                   ----------------------------
                                                   Title:
                                                         ----------------------


                                                Address and Telecopier Number:


                                                -------------------------------

                                                -------------------------------
                                                Attn:
                                                     --------------------------
                                                Telecopier: (   )     -
                                                             --- ----- --------


Accepted this ____ day of _________,
19____:


LAROCHE INDUSTRIES INC.


 By:
    ----------------------------
    Title:
          ----------------------

NATIONSBANK, N.A. (SOUTH), as Agent


 By:
    ----------------------------
    Title:
          ----------------------

                                   EXHIBITS H


       BORROWING BASE REPORT FOR LAROCHE INDUSTRIES INC. (the "Borrower")
                              AS OF_______, 199__ *

                                                                          ($000's)
ACCOUNTS:
  Current                                                              $
                                                                        ----------
  31-60 Days Past Due                                                  $
                                                                        ----------
  61-90 Days Past Due                                                  $
                                                                        ----------
  91 + Days Past Due                                                   $
                                                                        ----------
Total Accounts Per Aging                                               $
                                                                        ----------
Ineligibles:
  Over 60 Days Past Due                                                $
                                                                        ----------
  Cross Aging                                                          $
                                                                        ----------
  Governmental                                                         $
                                                                        ----------
  Current Doubtful                                                     $
                                                                        ----------
  Other (Non-Trade)                                                    $
                                                                        ----------
  A/P Contras                                                          $
                                                                        ----------
Total Ineligible Accounts                                              $
                                                                        ----------
Eligible Accounts                                                                            $
                                                                                              ----------
AVAILABLE ACCOUNTS BORROWING                                                                                        $
  BASE COMPONENT @85%                                                                                                ----------
INVENTORY:
  Total Materials Inventory                   $
                                               ----------
  Inventory Reserves                          $
                                               ----------
  Inventory at Average Cost                                            $
                                                                        ----------
  IPG Equipment                                                        $
                                                                        ----------
  Inventory Accruals                                                   $
                                                                        ----------
  Total Gross Inventory                                                                      $
Ineligibles:                                                                                  ----------
  Drop Ship                                                            $
                                                                        ----------
  Containers & Supplies                                                $
                                                                        ----------
  Slow Moving                                                          $
                                                                        ----------
  Waivers                                                              $
                                                                        ----------
  Outside Processors                                                   $
                                                                        ----------
Total Ineligible Inventory                                                                   $
                                                                                              ----------
Eligible Inventory                                                                           $
AVAILABLE ACCOUNTS BORROWING                                                                  ----------
  BASE COMPONENT @ 50%
  (not to exceed $15,000,000)                                                                                       $
AVAILABLE ACCOUNTS BORROWING                                                                                         ----------
  BASE (not to exceed $45,000,000 in total)                                                                         $
                                                                                                                     ==========


                                  CERTIFICATION

         Pursuant to the terms of the Credit Agreement, dated as of August 17, 1994, among Borrower, NationsBank, N.A. (South), as Agent, and the lenders signatory thereto, as now in effect (the "Credit Agreement"), the undersigned hereby provides the Lenders and the Agent with this Borrowing Base Report of the Borrower. The undersigned Borrower representative certifies that the information contained herein is accurate and complete to the best of his/her knowledge and belief. Each of the Lenders and the Agent may rely on any telecopied version of this report which it believes in good faith to have been telecopied to it by or on behalf of the Borrower and it shall not be necessary for such Lender or the Agent to receive or retain the executed original of this report.

                                        LaROCHE INDUSTRIES INC.

                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------
                                        Date:
                                             -----------------------------

* All capitalized terms used herein shall have the meanings given such terms in the Credit Agreement as defined herein).

                                   EXHIBIT J


                       ADDITIONAL LOAN REQUEST CERTIFICATE

         The undersigned chief financial officer of LAROCHE INDUSTRIES INC. (the "Corporation"), a Delaware corporation, hereby certifies and covenants in his representative capacity on behalf of the Corporation as follows:

         1. All capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement dated as of August 17, 1994 among the Corporation, the Lenders signatory thereto (the "Lenders") and NationsBank, N.A. (South) as agent for the Lenders (the "Agent"), as amended from time to time (the "Credit Agreement").

         2. The undersigned is the duly elected and qualified chief financial officer of the Corporation and, as such, is familiar with the facts herein certified.

         3. The Corporation has requested on this date an Additional Loan and is delivering this certificate to the Agent pursuant to Section 5.05 of the Credit Agreement.

         4. No Default or Event of Default (as such terms are defined in the Credit Agreement) has occurred and is continuing as of this date.

         [5. For purposes of this paragraph 5, all capitalized terms used in this paragraph 5 unless otherwise defined herein shall have the meanings given such terms in the Indenture dated as of August 17, 1994 between the Corporation and NationsBank, N.A. (South) as Trustee (hereinafter called the "Indenture"). After giving effect to the incurrence of the indebtedness evidenced by the Additional Loan requested to be made by the Corporation on this date (the "New Indebtedness"), the Consolidated Fixed Charge Coverage Ratio for the Corporation for the four full fiscal quarters immediately preceding the incurrence of the New Indebtedness taken as one period and after giving pro forma effect to (i) the incurrence of the New Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if the New Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Corporation and its Subsidiaries since the first day of such four-quarter period as if the Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition, as if such acquisition occurred at the beginning of such four-period; and (iv) any acquisition or disposition by the Corporation and its Subsidiaries of any company or business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale or any related payment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period) is at least equal to 2.50:1.0.

Accordingly, the New Indebtedness shall be Senior Indebtedness and Schedule A attached hereto sets forth the calculations demonstrating in reasonable detail that the New Indebtedness is "Permitted Indebtedness" under Section 1008(a) of the Subordinated Note Indenture].


         [5. For purposes of this paragraph 5, all capitalized terms used in this paragraph 5 unless otherwise defined herein shall have the meanings given such terms in the Indenture dated as of August 17, 1994 between the Corporation and NationsBank, (South) as Trustee (hereinafter called the "Indenture"). After giving effect to the incurrence of the indebtedness evidenced by the Additional Loan requested to be made by the Corporation on this date (the "New Indebtedness"), the aggregate principal amount of all Indebtedness of the Corporation in addition to that described in clauses (i) through (viii) of
Section 1008(b) of the Indenture, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, does not exceed $10,000,000. Accordingly, the New Indebtedness shall be Senior Indebtedness and Schedule A attached hereto sets forth the calculations demonstrating in reasonable detail that the New Indebtedness is "Permitted Indebtedness" under Section 1008(b)(ix) of the Subordinated Note Indenture.]

         6. The aggregate outstanding principal amount of the USX Notes (as defined in the Indenture) as of the date hereof is less than $16,000,000.

         7. After giving effect to the Corporation's incurrence of the Indebtedness evidenced by the Additional Loan requested by the Corporation on this date, on a pro forma basis, (A) the Corporation shall have maintained, for the twelve-month period ending immediately prior to the date that the Indebtedness was incurred, a ratio of (x) Cash Flow for such period minus Capital Expenditures for such period to (y) Debt Service for such period of at least 1.25 to 1.0 and (B) the amount of the Indebtedness does not exceed, singularly or together with all Permitted Dividends previously made pursuant to the USX Notes, 80% of the Corporation's net income for its previous fiscal year. For purposes of this paragraph 7, all capitalized terms used in this paragraph 7 unless otherwise defined herein shall have the meanings given such terms in the LaRoche Industries Inc. Amended and Restated 10% Secured Note due May 1, 2000. Schedule B attached hereto sets forth the calculations demonstrating in reasonable detail compliance with this paragraph 7.

                  IN WITNESS WHEREOF, the undersigned have hereunto set their signatures and the seal of the Corporation as of this_______day of_______,
________ .



                                                  __________________________

                                                  Name: _______________, Chief
                                                  Financial Officer

                                   Schedule 1


 1.      With respect to Section 6.13, as previously reported to Lenders:

         As previously disclosed, on June 27, 1996, Marathon Pipe Line Company and Marathon Oil Company (collectively, "Marathon") filed a complaint against the Borrower and one other company in the United States District Court for the Eastern District of Louisiana alleging that the Borrower or its agents damaged a gasoline pipeline belonging to Marathon causing it to rupture and release gasoline into the Blind River and surrounding area near Gramercy, Louisiana. In connection with the gasoline release, a class action petition was filed on May 28, 1996 by Pernell Ramagos and certain other named petitioners ("Petitioners") on behalf of persons and entities allegedly sustaining direct and/or consequential damage as a result of the gasoline release in the 23rd Judicial District Court for the Parish of St. James, Louisiana against Marathon. On September 19, 1996, the Petitioners amended their original petition to add the Borrower as a defendant to the class action lawsuit. The Borrower is continuing a diligent investigation of the situation in order to evaluate the allegations and the relative responsibility of the parties involved. The Borrower is also responding to inquiries from regulatory authorities of the State of Louisiana related to the gasoline release. If appropriate, the Borrower will vigorously defend itself against all claims. Because the investigation is in a preliminary stage, it is not possible to predict whether the company will incur any liability for the rupture and release or reasonably to estimate the cost of any possible liability.

 2.      With respect to Section 6.16:

         The Labor Agreement between LaRoche and the Federated Aluminum Counsel Inc. for represented employees at the Baton Rouge plant expired on October 1, 1996 after negotiations for a new agreement were unsuccessful. No work stoppage has occurred and operations continued. On November 6, 1996, the company implemented its final negotiating offer. The bargaining unit has continued to function under the terms of the final implemented offer. The union has not requested any further meetings with the company.